CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-44330, No. 333-79505, No. 333-35981, and No. 333-108430,
Registration Statement on Form S-1 No. 333-52318 and Registration Statements on Form S-8 No. 333-102580, No. 333-109151, No. 333-71127, No. 333-41591, No.
333-32761 and 333-01849 of Innovo Group Inc. and Subsidiaries and in the related Prospectus of our report dated February 20, 2004, with respect to the consolidated financial statements and the schedule of Innovo Group Inc. and Subsidiaries included in this Annual Report on Form 10-K for the year ended November 29, 2003.


                                           /s/Ernst & Young LLP

Los Angeles, California
February 23, 2004